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                                                                    Exhibit 23.7

              [BOLINGER, SEGARS, GILBERT & MOSS, L.L.P. LETTERHEAD]


                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement of Pegasus Communications Corporation on Form S-4 (file no. 333-40205) of our report relating to the balance sheet of Suwannee Valley Satellite, Inc. as of December 31, 1996, and the related statements of income and retained earnings and cash flows for the year then ended, which appears in the Current Report on Form 8-K/A of Pegasus Communications Corporation dated September 8, 1997 (and filed on October 31, 1997). We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.



                                 /s/ Bolinger, Segars, Gilbert & Moss, L.L.P.
                                 --------------------------------------------
                                 BOLINGER, SEGARS, GILBERT & MOSS, L.L.P.



Lubbock, Texas
January 12, 1998